Exhibit 99.01

Keynote Reports Fiscal Fourth Quarter & Year End 2009 Results

  Total Revenue Was $19.7 Million for the Fourth Quarter 2009 and $80.1 Million for Fiscal 2009, the Highest Annual Revenue in Company’s History
  GAAP Earnings Per Share Improved to $0.04 for the Fourth Quarter 2009 and $0.23 for Fiscal 2009, Compared to GAAP Loss Per Share of $0.05 and $0.20 in the Same Periods a Year Ago
  Non-GAAP EPS Grew to $0.15 for the Fourth Quarter 2009 and $0.71 for Fiscal 2009, Compared to $0.10 and $0.27 in the Same Periods a Year Ago
  Cash From Operations Increased to $1.4 Million for the Fourth Quarter 2009 and $8.8 Million for Fiscal 2009, Compared to $565,000 and $4.9 Million in the Same Periods a Year Ago
  Revenue, GAAP Earnings and Non-GAAP Earnings Exceeded Company’s Guidance
  Announces Quarterly Cash Dividend

SAN MATEO, Calif.--(BUSINESS WIRE)--November 9, 2009--Keynote® Systems (NASDAQ:KEYN), the global leader in on-demand mobile and Internet test & measurement solutions for continuously improving the online experience, reported financial results for its fiscal fourth quarter and year ended September 30, 2009.

Umang Gupta, chairman and CEO of Keynote, said: “As the preeminent provider of test and measurement solutions for the Internet and for the mobile ecosystem, we delivered solid financial performance in a tough economy. The market continues to validate our solutions, while our new product development impresses customers. During the quarter, we again exceeded our revenue, GAAP earnings and non-GAAP earnings expectations. In fact, even with the negative impact of foreign exchange rates, we closed the year with the highest annual revenue in our company’s history.”

Fourth Quarter 2009 Financial Summary

Revenue for the fourth quarter of fiscal year 2009 was $19.7 million, compared to $21.1 million in the fourth quarter of fiscal year 2008, partially due to the impact of foreign currency exchange rates. Under generally accepted accounting principles (GAAP), net income for the fourth quarter of fiscal year 2009 was $537,000, or $0.04 per diluted share, compared to a net loss of $631,000, or $0.05 per share, for the fourth quarter of fiscal year 2008.

The non-GAAP net income for the fourth quarter of fiscal year 2009 was $2.2 million, or $0.15 per diluted share, compared to $1.4 million, or $0.10 per diluted share, for the fourth quarter of fiscal year 2008. The company defines non-GAAP net income as net income adjusted for provision for income taxes, stock-based compensation expense, and amortization of purchased intangibles less cash taxes from on-going operations. Non-GAAP earnings per share equals non-GAAP net income divided by the diluted weighted average shares outstanding for the period.

Fiscal 2009 Financial Summary

Revenue for fiscal year 2009 was $80.1 million, a 4% increase compared to revenue of $76.9 million for fiscal year 2008, amidst comparatively unfavorable foreign exchange rates in 2009. Net income for fiscal year 2009 was $3.3 million, or $0.23 per diluted share, compared to a net loss of $3.1 million, or $0.20 per share, for fiscal year 2008. The non-GAAP net income for the fiscal year 2009 was $10.3 million, or $0.71 per diluted share, compared to non-GAAP net income of $4.3 million, or $0.27 per diluted share, for the fiscal year 2008.

Quarterly Cash Dividend

In a separate press release issued today, the company announced the initiation of a quarterly cash dividend of $0.05 per share.

Cash Flow, EBITDA and Deferred Revenue Summary

Cash provided by operating activities for the fourth quarter of fiscal year 2009 was $1.4 million and for fiscal year 2009 was $8.8 million, which includes the $4.0 million special cash payment to the German tax authority in the second quarter 2009 for taxes associated with prior years’ operations and IP migration. This compares to cash provided by operating activities of $565,000 and $4.9 million, for the fourth quarter and fiscal year 2008, respectively. Cash used for purchase of property, equipment and software totaled $858,000 for the fourth quarter of fiscal year 2009, and $3.5 million, in fiscal year 2009. In the fourth quarter of fiscal year 2008, Keynote bought a one-time source license of mobile technology for $2.6 million. Including this purchase, cash used for purchases of property, equipment and software totaled $4.4 million and $8.4 million, for the fourth quarter and the fiscal year 2008, respectively. Keynote defines free cash flow as cash flow from operations less cash used for purchases of property, equipment, software and acquired technology. The company generated free cash flow of $544,000 and $5.4 million, for the fourth quarter and fiscal year 2009, respectively. This compares to free cash flow used including the one-time source license purchase of $3.9 million and $3.5 million, for the fourth quarter and fiscal year 2008, respectively. At September 30, 2009, Keynote had $58.0 million in total cash, cash equivalents and short-term investments.

Management also believes the non-GAAP figure of earnings before interest, taxes, depreciation and amortization (EBITDA) provides a useful measure of operations. EBITDA for the fourth quarter of fiscal year 2009 was $3.1 million, or 16% of revenue, compared to $3.7 million, or 17% of revenue, for the fourth quarter of fiscal year 2008. In fiscal year 2009 EBITDA was $14.4 million, or 18% of revenue, compared to $8.8 million, or 11% of revenue, for fiscal year 2008.

Keynote’s net deferred revenue was $18.8 million at September 30, 2009, compared to $19.9 million at September 30, 2008 and $21.4 million at June 30, 2009. Keynote’s gross deferred revenue, defined as the sum of net deferred revenue and unpaid deferred revenue, was $22.3 million at September 30, 2009, compared to $24.7 million at September 30, 2008 and $25.6 million at June 30, 2009. The year-over-year comparison was significantly impacted by the strengthening of the U.S. dollar against the Euro.

The total shares outstanding, net of treasury shares, at September 30, 2009 was 14.5 million, compared to 14.3 million at September 30, 2008.

Operational Metrics Summary

As of September 30, 2009, Keynote’s total worldwide customer base was approximately 2,800 companies. Keynote currently provides its services to 52 percent of the comScore Media Metrix’s top 50 Web sites and approximately 38 percent of the Fortune 100 companies. As of September 30, 2009, Keynote measured approximately 18,000 Internet pages, as compared to 14,100 Internet pages in the same quarter a year ago.

Expectations for the First Quarter of Fiscal Year 2010

The statements in this section of this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Keynote currently expects the following for the first fiscal quarter ending December 31, 2009:

  Total revenue is expected to be between $18.9 million and $19.4 million.
  GAAP earnings per share are expected to be between $(0.04) and $0.00.
  Non-GAAP earnings per share are expected to be between $0.09 and $0.12.

The above guidance was based on the following assumptions. Foreign exchange rates do not change materially. Total stock-based compensation expense and amortization of intangible assets is expected to be approximately $1.6 million. Depreciation is expected to be approximately $1.2 million. Interest income, net is expected to be approximately $150,000, assuming no material changes in interest rates and currently planned uses of cash. Cash paid for income taxes from on-going operations is expected to be approximately $100,000. Basic weighted average shares outstanding are expected to be approximately 14.5 million shares and diluted weighted average shares outstanding are expected to be approximately 14.6 million shares, assuming no additional issuances of equity or equity-related securities and significant changes in the company’s stock price.

Conference Call

Keynote will host a conference call and simultaneous webcast at 2:00 pm (PST) today, November 9, 2009. To access the call in the U.S., please dial (866) 271-6228; international callers please dial (973) 638-3423, approximately 10 minutes prior to the start of the conference call. The webcast of the call will be available at the investor section of the company’s web site at www.keynote.com. The replay will be available after the call by telephone by dialing (800) 642-1687 in the U.S. and (706) 645-9291 internationally; the pass code is 33968522. The webcast is at the investor section of the company’s web site at www.keynote.com.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding the Company or management’s intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations.

Forward-looking statements in this release include, but are not limited to, forecasts concerning Keynote’s expected revenue, GAAP and Non-GAAP earnings per share, and the related underlying assumptions in calculating those amounts, and other future financial results. It is important to note that actual outcomes and Keynote’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the uncertain impact that the current global economic recession will have on Keynote’s business or the businesses of current or potential customers, Keynote’s ability to successfully market and sell its current services to new or existing customers, Keynote’s ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote’s various services fluctuates and the extent to which revenue from other service lines can increase, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, Keynote’s ability to attract and retain new customers, Keynote’s ability to operate SIGOS and its other international operations and manage related costs successfully, Keynote’s ability to retain key employees, pricing pressure with respect to Keynote’s services, Keynote’s ability to increase sales of its other services, unforeseen expenses, competition in Keynote’s markets, costs associated with any future acquisitions, the effect of acquisitions by competitors in Keynote’s target markets, Keynote’s ability to keep pace with changes in the mobile and Internet infrastructure as well as other technological changes, the impact of changes in foreign exchange rates, which can be significant, and the success of Keynote’s international operations. Readers should also refer to the risks outlined in Keynote’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2008, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

Non-GAAP Measures

This press release includes information on Non-GAAP net income, Non-GAAP earnings per share, EBITDA, free cash flow and gross deferred revenues. These measures are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. Non-GAAP net income is calculated by adjusting GAAP net income (loss) for provision for income taxes less cash taxes from on-going operations, stock-based compensation expense and amortization of purchased intangibles. Non-GAAP earnings per share are calculated by dividing Non-GAAP net income by the weighted average number of diluted shares outstanding for the period. Free cash flow is defined as cash flow from operations less cash used for purchases of property, equipment, and software. Gross deferred revenue is defined as the sum of net deferred revenue and unpaid deferred revenue. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. These measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and because these amounts are not determined in accordance with GAAP, they should not be used exclusively in evaluating the Company’s business and operations. Because the Company has made a number of acquisitions in the past, as well as because of the effect of SFAS 123(R), the Company’s financial statements have changed significantly from prior periods. Accordingly, the Company believes that this non-GAAP information is useful as an additional means for investors to evaluate the Company’s operating performance, when reviewed in conjunction with the Company’s GAAP financial statements. Management also reviews this information as an additional means for measuring the performance of the Company. The Company compensates for these limitations by realizing that these amounts are not determined in accordance with GAAP and therefore, should not be used exclusively in evaluating its business and operations.

About Keynote

Keynote Systems (Nasdaq “KEYN”) is the global leader in on-demand test & measurement solutions for continuously improving the online experience. For over a decade, Keynote has been providing measurement data and testing capabilities that allow companies to understand and improve their customers’ online and mobile experience. Keynote has four test and measurement businesses: Web performance, mobile quality, streaming & VoIP, and customer experience/UX.

Known as The Mobile and Internet Performance Authority™, Keynote has a market-leading infrastructure of over 3,000 measurement computers and mobile devices in over 240 locations around the world. Keynote’s 2,800 customers represent top Internet and mobile companies including American Express, Dell, Disney, eBay, E*TRADE, Expedia, Microsoft, SonyEricsson, Sprint, T-Mobile, Verizon, Vodafone and YouTube.

Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at www.keynote.com or by phone in the U.S. at 1-800-KEYNOTE.

Keynote, The Internet Performance Authority, Perspective and WebEffective are registered trademarks and The Mobile and Internet Performance Authority, True Experience and FlexUse are trademarks of Keynote Systems, Inc. Other trademarks are the property of their respective owners. © 2009 Keynote Systems, Inc.

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended			Year ended
	Sep 30	Jun 30	Sep 30	Sep 30	Sep 30
	2009	2009	2008	2009	2008
Net revenue:
Subscription services	$11,328	$11,455	$11,909	$45,597	$45,314
Ratable licenses	6,275	6,390	6,787	24,623	21,820
Professional services	2,134	2,324	2,360	9,887	9,774
Total revenue, net	19,737	20,169	21,056	80,107	76,908

Costs and expenses:
Costs of revenue:
Direct costs of subscription services	1,982	2,098	1,753	8,655	8,324
Direct costs of ratable licenses	1,528	1,424	2,318	6,079	6,558
Direct costs of professional services	1,492	1,293	1,752	5,958	7,113
Operations	1,911	1,943	2,279	8,264	8,576
Development	3,049	2,863	3,083	12,186	12,608
Amortization of intangible assets - software	294	290	303	1,160	1,000
Total costs of revenue	10,256	9,911	11,488	42,302	44,179
Sales and marketing	5,701	5,665	6,712	23,863	25,705
General and administrative	2,615	2,346	2,320	10,332	10,142
Excess occupancy income, net	(291)	(258)	(323)	(1,020)	(1,210)
Amortization of intangible assets - other	260	259	501	1,050	2,148
Lease termination costs	635	-	-	635	-
Total costs and expenses	19,176	17,923	20,698	77,162	80,964

Income (loss) from operations	561	2,246	358	2,945	(4,056)

Interest income and other, net	184	104	(384)	1,331	1,990

Income (loss) before provision for income taxes	745	2,350	(26)	4,276	(2,066)

Provision for income taxes	(208)	(258)	(605)	(1,019)	(1,034)

Net income (loss)	$537	$2,092	$(631)	$3,257	$(3,100)

Net income (loss) per share:
Basic	$0.04	$0.15	$(0.05)	$0.23	$(0.20)
Diluted	$0.04	$0.15	$(0.05)	$0.23	$(0.20)

Weighted average common shares outstanding:
Basic	14,468	14,378	13,980	14,323	15,522
Diluted	14,628	14,403	13,980	14,394	15,522

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2009	September 30, 2008

Assets
Current assets:
Cash, cash equivalents and short-term investments	$57,968	$49,331
Accounts receivable, net	6,403	7,316
Prepaids, deferred costs and other current assets	3,517	2,909
Inventories	1,222	1,081
Deferred tax assets	2,913	1,042
Total current assets	72,023	61,679

Deferred costs and other long-term assets	3,024	2,788
Property and equipment, net	34,778	36,405
Goodwill	66,078	64,396
Identifiable intangible assets, net	6,255	8,430
Deferred tax assets	61	2,146

Total assets	$182,219	$175,844

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,147	$2,505
Accrued expenses	8,450	12,767
Current portion of capital lease obligation	16	14
Notes payable	-	256
Deferred revenue	17,661	19,029
Total current liabilities	27,274	34,571

Long-term portion of capital lease obligation	-	17
Deferred rent and other long term liabilities	3,344	2,605
Long-term deferred revenue	1,167	904
Long-term deferred tax liability	414	236
Total liabilities	32,199	38,333

Stockholders' equity:
Common stock	14	14
Additional paid-in capital	282,653	275,316
Accumulated deficit	(139,950)	(143,207)
Accumulated other comprehensive income	7,303	5,388

Total stockholders' equity	150,020	137,511

Total liabilities and stockholders' equity	$182,219	$175,844

Keynote Systems, Inc. and Subsidiaries

GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Three months ended			Year ended
	Sep 30	Jun 30	Sep 30	Sep 30	Sep 30
	2009	2009	2008	2009	2008
Revenue categories:

Internet Subscriptions	$9,182	$9,403	$9,933	$37,582	$38,432
Internet Engagements	2,134	2,324	2,360	9,887	9,774
Subtotal Internet Revenue	11,316	11,727	12,293	47,469	48,206
Mobile Subscriptions	2,146	2,052	1,976	8,015	6,882
Mobile Ratable Licenses	6,275	6,390	6,787	24,623	21,820
Subtotal Mobile Revenue	8,421	8,442	8,763	32,638	28,702
Total Revenue, Net	$19,737	$20,169	$21,056	$80,107	$76,908

Non-GAAP net income and income per share:

GAAP net income (loss)	$537	$2,092	$(631)	$3,257	$(3,100)
Provision for income taxes	208	258	605	1,019	1,034
Stock-based compensation *	992	763	1,171	4,392	4,557
Amortization of intangible assets - other	260	259	501	1,050	2,148
Amortization of intangible assets - software	294	290	303	1,160	1,000
Non-GAAP income before income tax	2,291	3,662	1,949	10,878	5,639
Cash taxes from on-going operations	(82)	(76)	(557)	(601)	(1,327)
Non-GAAP net income	$2,209	$3,586	$1,392	$10,277	$4,312

Weighted average common shares outstanding (diluted):	14,628	14,403	14,621	14,394	16,098
Non-GAAP income per share	$0.15	$0.25	$0.10	$0.71	$0.27

EBITDA:

GAAP net income (loss)	537	$2,092	$(631)	$3,257	$(3,100)
Provision for income taxes	208	258	605	1,019	1,034
Interest income and other, net	(184)	(104)	384	(1,331)	(1,990)
Stock-based compensation *	992	763	1,171	4,392	4,557
Amortization of intangible assets - other	260	259	501	1,050	2,148
Amortization of intangible assets - software	294	290	303	1,160	1,000
Depreciation	990	1,363	1,331	4,854	5,139
EBITDA	3,097	$4,921	$3,664	$14,401	$8,788

*Stock-based compensation by category:
Direct costs of ratable licenses	27	$27	$63	$78	$246
Direct costs of professional services	102	65	115	494	462
Operations	130	91	163	554	644
Development	224	172	252	969	993
Sales and marketing	365	285	399	1,580	1,532
General and administrative	144	123	179	717	680
	992	$763	$1,171	$4,392	$4,557

The year-ended September 30, 2009 stock-based compensation expense includes a $601,000 non-recurring charge associated with the return of stock options granted to the CEO.

Keynote Systems, Inc. and Subsidiaries

REVENUE DETAIL
(In thousands)
(Unaudited)

	Three months ended				Year ended
	Dec 31	March 31	June 30	Sep 30	Sep 30

FY 2009

Internet Subscriptions	$9,664	$9,333	$9,403	$9,182	$37,582
Internet Engagements	3,121	2,308	2,324	2,134	9,887
Subtotal Internet Revenue	12,785	11,641	11,727	11,316	47,469
Mobile Subscriptions	1,809	2,008	2,052	2,146	8,015
Mobile Ratable Licenses	6,043	5,915	6,390	6,275	24,623
Subtotal Mobile Revenue	7,852	7,923	8,442	8,421	32,638
Total Revenue, Net	$20,637	$19,564	$20,169	$19,737	$80,107

FY 2008

Internet Subscriptions	$9,532	$9,438	$9,529	$9,933	$38,432
Internet Engagements	2,846	1,937	2,631	2,360	9,774
Subtotal Internet Revenue	12,378	11,375	12,160	12,293	48,206
Mobile Subscriptions	1,340	1,654	1,912	1,976	6,882
Mobile Ratable Licenses	4,002	4,605	6,426	6,787	21,820
Subtotal Mobile Revenue	5,342	6,259	8,338	8,763	28,702
Total Revenue, Net	$17,720	$17,634	$20,498	$21,056	$76,908

FY 2007

Internet Subscriptions	$9,510	$9,620	$9,722	$9,461	$38,313
Internet Engagements	3,102	2,778	3,064	2,929	11,873
Subtotal Internet Revenue	12,612	12,398	12,786	12,390	50,186
Mobile Subscriptions	997	1,113	1,158	1,080	4,348
Mobile Ratable Licenses	2,206	3,203	3,443	4,368	13,220
Subtotal Mobile Revenue	3,203	4,316	4,601	5,448	17,568
Total Revenue, Net	$15,815	$16,714	$17,387	$17,838	$67,754

FY 2006

Internet Subscriptions	$9,281	$9,459	$9,499	$9,743	$37,982
Internet Engagements	3,896	2,792	2,419	3,034	12,141
Subtotal Internet Revenue	13,177	12,251	11,918	12,777	50,123
Mobile Subscriptions	539	488	855	962	2,844
Mobile Ratable Licenses	-	-	1,094	1,447	2,541
Subtotal Mobile Revenue	539	488	1,949	2,409	5,385
Total Revenue, Net	$13,716	$12,739	$13,867	$15,186	$55,508

Keynote Systems, Inc. and Subsidiaries

CASH FLOW FROM OPERATING ACTIVITIES AND FREE CASH FLOW
(In thousands)
(Unaudited)

	Three months ended				Year ended
	Dec 31	March 31	June 30	Sept 30	Sept 30

FY 2009

Total Revenue	$20,637	$19,564	$20,169	$19,737	$80,107

Cash Flow from Operations	$2,020	$1,249	$4,151	$1,402	$8,822
% of Revenue	10%	6%	21%	7%	11%
Purchase of PP&E	$661	$736	$1,199	$858	$3,454
Free Cash Flow *	$1,359	$513	$2,952	$544	$5,368
% of Revenue	7%	3%	15%	3%	7%

FY 2008

Total Revenue	$17,720	$17,634	$20,498	$21,056	$76,908

Cash Flow from Operations	$330	$2,527	$1,522	$565	$4,944
% of Revenue	2%	14%	7%	3%	6%
Purchase of PP&E	$1,351	$1,034	$1,602	$4,435	$8,422
Free Cash Flow *	$(1,021)	$1,493	$(80)	$(3,870)	$(3,478)
% of Revenue	-6%	8%	0%	-18%	-5%

FY 2007

Total Revenue	$15,815	$16,714	$17,387	$17,838	$67,754

Cash Flow from Operations	$4,680	$6,847	$5,883	$2,970	$20,380
% of Revenue	30%	41%	34%	17%	30%
Purchase of PP&E	$704	$1,383	$2,073	$1,380	$5,540
Free Cash Flow *	$3,976	$5,464	$3,810	$1,590	$14,840
% of Revenue	25%	33%	22%	9%	22%

FY 2006

Total Revenue	$13,716	$12,739	$13,867	$15,186	$55,508

Cash Flow from Operations	$3,505	$2,941	$2,938	$1,231	$10,615
% of Revenue	26%	23%	21%	8%	19%
Purchase of PP&E	$337	$1,055	$792	$874	$3,058
Free Cash Flow *	$3,168	$1,886	$2,146	$357	$7,557
% of Revenue	23%	15%	15%	2%	14%

* Keynote defines free cash flow as cash flow from operations less cash used for purchases of property, equipment, software and acquired technology.

Keynote Systems, Inc. and Subsidiaries

DEFERRED REVENUE
(In thousands)
(Unaudited)

	September 30, 2009	June 30, 2009	September 30, 2008

Deferred revenue, net
Domestic	$5,880	$6,296	$5,982
International	12,948	15,123	13,951
Total	$18,828	$21,419	$19,933

Add back: unpaid deferred revenue
Domestic	1,665	$1,400	$2,425
International	1,810	2,819	2,331
Total	$3,475	$4,219	$4,756

Deferred revenue, gross
Domestic	$7,545	$7,696	$8,407
International	14,758	17,942	16,282
Total	$22,303	$25,638	$24,689

CONTACT:
Keynote Systems, Inc.
Dan Berkowitz, 650-403-3305 (Public Relations)
dberkowitz@keynote.com
or
Kirsten Chapman, 415-433-3777 (Investor Relations)
kchapman@lhai.com